UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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S&W Seed Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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S&W SEED COMPANY

2101 Ken Pratt Blvd., Suite 201

Longmont, Colorado 80501

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Eastern Time on Wednesday, January 15, 2020

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend S&W Seed Company’s definitive proxy statement, filed with the Securities and Exchange Commission on December 6, 2019 (the “Proxy Statement”), for its annual meeting of stockholders to be held on Wednesday, January 15, 2020 at 1:00 p.m. Eastern Time at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022 (the “Annual Meeting”).

This Amendment is being filed to correct an inadvertent error regarding the starting time of the Annual Meeting, which was incorrectly stated to be 10:00 a.m. Eastern Time in the following sections of the Proxy Statement: the cover letter of the Proxy Statement; the section titled “Notice of Annual Meeting of Stockholders To Be Held On January 15, 2020;” the section titled “PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS OF S&W SEED COMPANY” immediately prior to the Table of Contents; and in the section titled “Questions and Answers About The Annual Meeting.” Each of the foregoing references to “10:00 a.m.” is hereby replaced with “1:00 p.m.”

This Amendment should be read in conjunction with the Proxy Statement. Except as specifically set forth in this Amendment, all information set forth in the Proxy Statement remains unchanged. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.